Exhibit 99.1

Northern Oil and Gas, Inc. Announces the Largest Acquisition in the Company’s History and Preliminary Second Quarter 2018 Production in Excess of 21,000 Boe per day

MINNEAPOLIS, MINNESOTA – July 31, 2018 - Northern Oil and Gas, Inc. (NYSE American: NOG) announced today that it has entered into a definitive agreement with W Energy Partners for the largest acquisition in Northern’s history. At closing, the acquisition will represent approximately 6,750 barrels of oil equivalent (Boe) per day of production and 10,600 net acres in the core of the Williston Basin. Total consideration at closing will consist of $100 million in cash (subject to customary adjustments) and 56.37 million shares of Northern common stock, which will be subject to an equity lock-up feature.

In addition, Northern is pre-announcing preliminary second quarter 2018 average production of over 21,000 Boe per day, which is substantially above consensus expectations.

HIGHLIGHTS

•

The W Energy assets are expected to produce approximately 6,750 Boe per day at closing, will add 10,600 net acres in the core of the Williston Basin, and will be meaningfully accretive on a cash flow and earnings basis

•	The W Energy acquisition, combined with the recently announced Pivotal acquisition, upon closing, will allow Northern to generate significant free cash flow and substantially reduce leverage

•

Northern’s preliminary estimate of production in the second quarter of 2018 exceeded expectations, increasing 52% year-over-year and nearly 17% sequentially to average approximately 21,045 Boe per day in the second quarter

•	Northern expects to exit 2018 generating substantial free cash flow and expects to have approximately $100 million of cash on hand at year end

MANAGEMENT COMMENTS

“The W Energy acquisition will add robust drilling inventory under some of the best acreage in the Williston Basin,” commented Northern’s founder and President, Mike Reger. “This asset fits perfectly with Northern’s existing core leasehold and drilling inventory and is highly complementary to our recently announced Pivotal acquisition. With significant excess cash flow from these acquisitions, we are in a position to further our strategy as the natural consolidator of non-operated working interests in the Williston Basin.”

“Based on our preliminary estimates, production from our existing assets in the second quarter exceeded our expectations, driven primarily by outstanding organic well performance and a little less than a month of contribution from our recently closed Salt Creek acquisition,” commented Northern’s Chief Executive Officer, Brandon Elliott. “Upon the closing of both the Pivotal and W Energy acquisitions, we will be generating significant free cash flow along with below-peer leverage ratios. We look forward to welcoming Crestview Partners as another new, long-term shareholder.”

ACQUISITION

Northern has entered into a definitive purchase agreement with an affiliate of W Energy Partners, a portfolio company of Crestview Partners. The assets to be acquired comprise 10,600 acres and, at closing, an estimated 6,750 Boe per day of production. The acquisition is expected to generate approximately $95 million in cash flow in 2019, with an estimated 2019 base capital plan of approximately $42 million, representing a 17% free cash flow yield based upon purchase price. Total consideration at closing will consist of $100 million in cash (subject to customary adjustments) and 56.37 million shares of Northern common stock. The shares will be subject to a limited lock-up over a 13-month post-closing period, which includes a mechanism for additional consideration if Northern’s stock trades below certain price targets. The acquisition is expected to close in approximately 60 days, with an effective date of July 1, 2018.

ADVISORS

Faegre Baker Daniels LLP acted as legal counsel for Northern. W Energy was advised on the sale process by RBC Richardson Barr with Vinson & Elkins LLP as legal counsel.

PRELIMINARY FINANCIAL INFORMATION

The foregoing preliminary unaudited financial and operating information, including production, net acres and estimated benefits of pending acquisitions, is based upon estimates and subject to completion of our financial closing procedures and external audit and interim review processes. Such financial information has been prepared by management solely on the basis of currently available information. The preliminary unaudited information does not represent and is not a substitute for a comprehensive statement of financial and operating results, and our actual results may differ materially from these estimates because of final adjustments, the completion of our financial closing procedures, and other developments after the date of this release.

ABOUT NORTHERN OIL AND GAS

Northern Oil and Gas, Inc. is an exploration and production company with a core area of focus in the Williston Basin Bakken and Three Forks play in North Dakota and Montana.

More information about Northern Oil and Gas, Inc. can be found at www.NorthernOil.com.

ABOUT CRESTVIEW PARTNERS

Founded in 2004, Crestview Partners is a value-oriented private equity firm. The firm is based in New York and manages funds with over $7 billion of aggregate capital commitments. Crestview primarily focuses on specialty areas including energy, media, industrials and financial services. Within energy, Crestview is an active investor in the E&P sector, in addition to the oilfield services and midstream spaces. www.crestview.com

SAFE HARBOR

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this release regarding Northern’s preliminary financial condition and results of operations, business strategy, plans and objectives of management for future operations, industry conditions, indebtedness covenant compliance, timing and benefits of pending acquisitions, and related issuances of common stock are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Northern’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: risks related to our final closing procedures, the completion of the transactions contemplated by the definitive agreement described above, changes in crude oil and natural gas prices, the pace of drilling and completions activity on Northern’s current properties and properties pending acquisition, Northern’s ability to acquire additional development opportunities, changes in Northern’s reserves estimates or the value thereof, general economic or industry conditions, nationally and/or in the communities in which Northern conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, Northern’s ability to raise or access capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting Northern’s operations, products, services and prices. Additional information concerning potential factors that could affect future financial results is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as updated from time to time in amendments and subsequent reports filed with the SEC.

Northern has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Northern’s control. Northern does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

CONTACT:

Nicholas O’Grady

Chief Financial Officer

(952) 476-9800

nogrady@northernoil.com

Source: Northern Oil and Gas, Inc.